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                                                                 EXHIBIT 10-G(1)

                               FIRST AMENDMENT TO
                      THE DANA CORPORATION RETIREMENT PLAN
                         (January 1, 1994, Restatement)

In order to ensure that the Dana Corporation Retirement Plan (the "Plan") reflects the resolution of the Board of Directors adopting a minimum benefit formula; to limit the extent to which bonuses may be taken into account as earnings; to coordinate with pension coverage provided under other retirement plans; and to provide for participation by certain employees of the Wix and Spicer Driveshaft Divisions, it is necessary to amend the Plan as follows, effective as of the dates specified below:

1.       Amend Section 1.10 to read as follows, effective January 1, 1994:

         1.10 "EARNINGS" means an Employee's basic salary paid by an Employer in any Plan Year (before any reduction as a result of an election to have his pay reduced in accordance with a "cafeteria" plan or a "cash or deferred arrangement" pursuant to Section 125 or Section 401(k) of the Code), plus overtime and incentive payments paid by an Employer in any Plan Year. "Earnings" shall also include an Employee's bonuses paid by an Employer in any Plan Year, except that "Earnings" shall not include the portion of an Employee's bonus for 1994 or subsequent years that exceeds 125 percent of the Employee's annual base salary for the year with respect to which the bonus is earned. "Earnings" shall not include any amount paid to an Employee by reason of his participation in any employee benefit plan of the Company. In no event shall an Employee's "Earnings" exceed the limit in effect for the Plan Year under
                  Section 401(a)(17) of the Code.

2.       Amend Section 1.11 B. to read as follows, effective January 1, 1994:

                  B.       an  individual   (i)  who  is  eligible  to  receive
                           a nonelective employer contribution (other than a matching contribution) under any tax-qualified defined contribution plan of an Employer, or (ii) who is eligible to accrue a benefit under any other tax-qualified defined benefit plan (or any comparable retirement plan maintained outside the United States) of the Company (provided that an individual shall not be excluded by clause (ii) if the other plan has a service-based benefit formula and the formula does not recognize the individual's current employment as benefit accrual service); or


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3.       Amend Section 1.11 by adding the following paragraph immediately after subsection H., effective January 1, 1996:

                  Effective January 1, 1996, "Employee" also includes (i) any salaried employee and any Part-Time Employee of the Spicer Driveshaft Division who is a plant manager or on the plant manager's staff, and (ii) any salaried employee and any Part-Time Employee of the Wix Division who reports directly to the Wix Division General Manager and who is a member of the Division Operating Committee; provided (in either case) that the employee is not described in subparagraphs A. through H., above.

4. Amend Section 3.01 B. by adding the following paragraph to the end of that subsection, effective September 1, 1995:

                  Each Participant who has earned future service credits under
                  Section 3.01 B. or Appendix E (determined without regard to this paragraph), and whose employment with the Company terminates on or after September 1, 1995, shall be entitled to a minimum Future Service Account calculated as described in
                  Section 3.10. If the sum of the Participant's minimum future service credits calculated under Section 3.10 (and the related interest credits) is greater than the sum of his regular future service credits calculated under this subsection B. (and the related interest credits), then the minimum Future Service Account shall replace the Participant's regular Future Service Account for all purposes under the Plan.

5. Amend Article III by adding a new Section 3.10 to read as follows, effective September 1, 1995:

         3.10     MINIMUM FUTURE SERVICE ACCOUNT
                  ------------------------------

                  A. The minimum benefit calculation in this Section 3.10 shall apply only to a Participant who has earned future service credits under Section 3.01 B. or Appendix E (determined without regard to this section), and whose employment with the Company terminates on or after September 1, 1995. A Participant who satisfies these requirements shall be entitled to minimum future service credits (determined when his employment terminates) based on his "look-back earnings" calculated under subsection B., below.

                  B. A Participant's "look-back earnings" shall be determined as follows:


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                           1.       STEP 1: Determine the Participant's
                                    average annual Earnings for the five
                                    consecutive calendar years in which the
                                    Participant's Earnings were the greatest during the last ten calendar years in which the Participant is employed by the Company. (If the Participant has fewer than five consecutive calendar years of Earnings, determine the Participant's average annual Earnings for all such consecutive years.) For this purpose, a Participant's "Earnings" shall be determined as provided in Section 1.10, except that amounts paid by the Company shall be taken into account regardless of whether the business unit making the payment is an Employer that has adopted the Plan. The Earnings taken into account for each year under this paragraph shall not exceed the limit in effect for that year under Section 401(a)(17) of the Code. In computing the Participant's average annual earnings, calendar years in which the Participant did not have a full year of Earnings shall be disregarded; and calendar years separated by one (or more) years in which the Participant did not have a full year of Earnings (including, but not limited to, years that constitute a Break in Service) shall be considered consecutive.

                           2.       STEP 2: Multiply the average annual
                                    Earnings amount determined under Step 1
                                    by the appropriate adjustment factor to
                                    calculate the Participant's adjusted
                                    final earnings. The adjustment factor
                                    shall be 1.09988 if the average
                                    comprises five years of Earnings;
                                    1.07433 if the average comprises four
                                    years of Earnings; 1.04917 if the
                                    average comprises three years of
                                    Earnings; 1.02439 if the average
                                    comprises two years of Earnings; and
                                    1.0000 if only one year of Earnings is
                                    taken into account.

                           3. STEP 3: Treat the adjusted final earnings amount determined under Step 2 as the Participant's look-back earnings for his final full calendar year of employment with the Company (his "final-year look-back earnings"). Calculate the Participant's look-back earnings for each prior year (through the year in which he first earned a future service credit under Section 3.01 B.) by applying a salary scale of five percent per year, projected backwards, to the


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                                    Participant's final-year look-back earnings.
                                    The amount determined under this Step 3 for each Plan Year shall be the Participant's look-back earnings for that Plan Year.

                  C. A Participant shall receive a minimum future service credit for each Plan Year in which he received a regular future service credit under Section 3.01 B. or Appendix E (determined without regard to this section). The Participant's minimum future service credit for each Plan Year shall be calculated under the table in Section 3.01 B. (as modified by Appendix E) taking into account the actual Social Security taxable wage base and the Participant's actual Credited Service for that Plan Year, but replacing the Participant's actual Earnings with his look-back earnings for that Plan Year. If the Participant's actual Earnings were pro-rated to determine his initial future service credit under Appendix E, the Participant's look-back earnings shall be pro-rated to the same extent. If the Participant's last year of employment with the Company is not a full calendar year, the individual's minimum future service credit for that Plan Year shall be equal to his regular future service credit under Section 3.01 B. or Appendix E (determined without regard to this section) for the Plan Year.

                  D. The Participant's minimum future service credits shall be increased as provided in Section 3.01 C. or Appendix E as if they had been credited to the Participant in the Plan Year with respect to which they are determined.

                  E. The sum of the Participant's minimum future service credits determined under Section 3.01 B. or Appendix E and the Participant's percentage increases determined under Section 3.01 C. or Appendix E shall be the Participant's minimum Future Service Account. If the Participant's minimum Future Service Account is greater than his regular Future Service
                           Account, the minimum Future Service Account shall replace the regular Future Service Account for all purposes under the Plan. However, no Participant shall be entitled to receive the greater of the minimum future service credit or the regular future service credit for each Plan Year, determined on a year-by-year basis: the minimum Future Service Account shall be calculated and compared with the regular Future Service Account only on an aggregate basis.

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                  F.       If a  Participant's  minimum Future Service Account
                           is greater than his regular Future Service Account, the Participant shall also receive minimum benefit accruals under Section 12.01 A. and Appendix E for each year in which he accrued a regular benefit under those provisions. The Participant's minimum benefit accruals shall be calculated under the table in Section 12.01 A. (as modified by Appendix
                           E) by replacing the Participant's actual Earnings with his look-back earnings, and shall be increased by applying the percentage increase in
                           Section 12.01 B. and Appendix E to the resulting accrual, all in accordance with the rules described above in this Section 3.10 for calculating minimum future service credits.


6. Amend Section 12.01 A. by adding the following paragraph to the end of that subsection, effective September 1, 1995:

                           Each Participant who has accrued benefits after the Adoption Date under Section 12.01 A. or Appendix E (determined without regard to this paragraph), and whose employment with the Company terminates on or after September 1, 1995, shall be entitled to a minimum benefit accrual calculated as described in
                           Section 3.10. If the Participant's minimum benefit accrual calculated under Section 3.10 is greater than his regular benefit accrual calculated under this subsection A., then the minimum benefit accrual shall replace the Participant's regular benefit accrual for all purposes under the Plan. However, no Participant shall be entitled to receive the greater of the minimum benefit accrual or the regular benefit accrual for each Plan Year, determined on a year-by-year basis: the minimum benefit accrual shall be calculated and compared with the regular benefit accrual only on an aggregate basis.

IN WITNESS WHEREOF, Dana Corporation has adopted this amendment on this __ day of December 1996.

                                                     For Dana Corporation

                                                     _________________

Witness:

____________________